FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 6, 2004
                                                     REGISTRATION NO. 333-111661


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 AMENDMENT NO. 1
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                      UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                                              36-3973627

(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                              11859 S. Central Ave.
                              Alsip, Illinois 60803
                                 (708) 293-4050

     (Address including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   Arvin Scott
                      UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.
                              11859 S. Central Ave.
                              Alsip, Illinois 60803
                                 (708) 293-4050
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                 With a Copy to:
                           MITCHELL D. GOLDSMITH, ESQ.
                             DENNIS B. O'BOYLE, ESQ.
                              PAUL T. JENSON, ESQ.
                             SHEFSKY & FROELICH LTD.
                      444 North Michigan Avenue, Suite 2500
                             Chicago, Illinois 60611
                            Telephone (312) 527-4000
                            Facsimile (312) 527-3194

        Approximate date of commencement of proposed sale to the public:

 As soon as practicable after this Registration Statement has become effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities, Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] __________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] __________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]


         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

               PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following is a schedule of the estimated expenses to be incurred by us in connection with the issuance and sale of the securities being registered hereby.



         Registration Fee                               $ 2,707.60
         Blue Sky Fees and Expenses                       1,500.00  *
         Accounting Fees and Expenses                     7,500.00  *
         Legal Fees and Expenses                         20,000.00  *
         Miscellaneous                                    2,500.00  *
                                                        ----------
         Total                                          $34,207.60  *

         *Estimated

         ------------------------------


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law authorizes indemnification of our directors, officers, employees and agents, allows the advancement of costs of defending against litigation and permits companies incorporated in Delaware to purchase insurance on behalf of directors, officers, employees and agents against liabilities whether or not in the circumstances such companies would have the power to indemnify against such liabilities under the provisions of the statute.

         Our Certificate of Incorporation provides for indemnification of our officers and directors to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. We maintain directors and officers insurance covering our executive officers and directors.

         The Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by the Delaware statute, directors could be accountable to corporations and their stockholders for monetary damages for conduct that does not satisfy their duty of care. Although the statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. Our Certificate of Incorporation limits the liability of our directors and officers to us or our stockholders to the fullest extent permitted by the Delaware statute. The inclusion of this provision in the Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

ITEM 16. EXHIBITS

(a) The following documents are filed as part of this Registration Statement:


   EXHIBIT
     NO.      DESCRIPTION
   -------    -----------
      5.1     Opinion of Shefsky & Froelich Ltd. regarding the legality of the securities being registered (4)
     23.1     Consent of Ernst & Young LLP
     23.2     Consent of Altschuler Melvoin and Glasser LLP
     23.3     Consent of Shefsky & Froelich Ltd. (included in No. 5.1 above)

   99.1    Corporate Consulting Agreement with Schneider Securities, Inc.
           dated October 16, 2001 (1)
   99.2    Warrant No. W-2001-01 dated October 16, 2001 to Schneider
           Securities, Inc. (1)
   99.3    Warrant No. W-2001-02 dated October 16, 2001 to Schneider
           Securities, Inc. (1)
   99.4    Warrant No. W-2001-03 dated October 16, 2001 to Steven Hinkle (1)
   99.5    Warrant No. W-2001-04 dated October 16, 2001 to Steven Hinkle (1)
   99.6    Warrant No. W-2001-05 dated October 16, 2001 to Keith Koch (1)
   99.7    Warrant No. W-2001-06 dated October 16, 2001 to Keith Koch (1)
   99.8    Warrant No. W-2001-07 dated October 16, 2001 to J.D. Mayotte (1)
   99.9    Warrant No. W-2001-08 dated October 16, 2001 to J.D. Mayotte (1)
   99.10   Warrant No. W-2001-09 dated October 16, 2001 to David Lavigne (1)
   99.11   Warrant No. W-2001-10 dated October 16, 2001 to David Lavigne (1)
   99.12   Warrant No. W-2001-11 dated October 16, 2001 to Joseph Lavigne (1)
   99.13   Warrant No. W-2001-12 dated October 16, 2001 to Joseph Lavigne (1)
   99.14   Warrant No. W-2001-13 dated October 16, 2001 to James Creamer (1)
   99.15   Warrant No. W-2001-14 dated October 16, 2001 to James Creamer (1)
   99.16   Warrant No. W-2001-15 dated October 16, 2001 to S.R. Hinkle, Inc. (1)
   99.17   Warrant No. W-2001-16 dated October 16, 2001 to S.R. Hinkle, Inc. (1)
   99.18   Investment Banking Agreement with J.P. Turner & Company, L.L.C.
           dated as of November 30, 2001 (1)
   99.19   Warrant No. W-2001-20 dated November 30, 2001 (J.P. Turner
           Partners, LLP) (1)
   99.20 Investment Banking Agreement with Global Capital Securities Corporation dated as of September 30, 2001 (1)
   99.21   Warrant No. W-2001-17 dated as of September 30, 2001 (Global
           Capital Securities Corporation) (1)
   99.22   Warrant No. W-2001-18 dated as of September 30, 2001 (Dana Davis) (1)
   99.23   Warrant No. W-2001-19 dated as of September 30, 2001
           (Cliff Morgan) (1)
   99.24   Warrant No. W-2002-04 dated March __, 2002 (1)
   99.25   Registration Rights Agreement with Global Capital Funding Group,
           L.P. dated as of July 7, 2003 (1)
   99.26   Form of Warrant to Global Capital Funding Group, L.P. (1)
   99.27 Investment Banking Agreement with Rockwell Asset Management, LLC, dated as of May 28, 2002 (1)
   99.28   Warrant No. W-2002-06 dated May 28, 2002 (Rockwell Asset
           Management, LLC) (1)
   99.29   Warrant No. W-2002-07 dated May 28, 2002 (Rockwell Asset
           Management, LLC) (1)
   99.30   Warrant No. W-2002-08 dated May 28, 2002 (Rockwell Asset
           Management, LLC) (1)
   99.31   Warrant No. W-2003-12 dated June 13, 2003 (Cliff Morgan) (1)
   99.32   Warrant No. W-2003-13 dated June 13, 2003 (J.P. Turner
           Partners, LLP) (1)
   99.33   Warrant No. W-2003-14 dated July 7, 2003 (Schacter) (1)
   99.34   Warrant No. W-2003-15 dated July 7, 2003 (Griesel) (1)
   99.35   Warrant No. W-2003-16 dated July 7, 2003 (Sloane) (1)
   99.36   Warrant No. W-2003-17 dated July 7, 2003 (Goedde) (1)
   99.37   Warrant No. W-2003-18 dated July 7, 2003 (Financial West Group) (1)
   99.38 Warrant No. W-2003-19 dated as of June 13, 2003 (J.P. Turner Partners, LLP) (1)
   99.39 Warrant No. W-2003-20 dated as of June 13, 2003 (Advanced Planning Corporation) (1)
   99.40   Convertible Note issued to Global Capital Funding Group, L.P. (1)
   99.41   Registration Rights Agreement with Reuben Gabay dated as of
           October 20, 2003 (1)
   99.42 Preferred Stock Agreement dated October 30, 2001 by and between Universal Automotive Industries, Inc. and FINOVA Mezzanine
           Capital, Inc. (2)
   99.43 Registration Agreement dated August 28, 2001, by and between Universal Automotive Industries, Inc. and Venture Equities Management, Inc. (3)
   99.44   Warrant No. _____ dated October 31, 2003 to Laurus Master Fund,
           Ltd. (1)
   99.45 Registration Rights Agreement dated October 31, 2003 by and between Universal Automotive Industries, Inc. and Laurus Master
           Fund, Ltd. (1)
   99.46   Warrant No. _____ dated October 31, 2003 to (Schacter) (1)

     99.47    Warrant No. _____ dated October 31, 2003 to (Griesel) (1)
     99.48    Warrant No. _____ dated October 31, 2003 to (Sloane) (1)
     99.49    Warrant No. _____ dated October 31, 2003 to (Goedde) (1)
     99.50    Warrant No. _____ dated October 31, 2003 to (Financial
              West Group) (1)
     99.51 Registration Rights Agreement dated November 25, 2003 by and between Universal Automotive Industries and GCA Strategic Investment Fund Limited (1)
     99.52 Warrant No. _____ dated November 25, 2003 to GCA Strategic Investment Fund Limited (1)
     99.53 Warrant No. _____ dated November 28, 2003 to Reedland Capital Partners (revised) (4)
     99.54    Warrant No. _____ dated November 28, 2003 to Robert Schacter (4)
     99.55    Warrant No. _____ dated November 28, 2003 to Thomas Griesel (4)
     99.56    Warrant No. _____ dated November 28, 2003 to Eric Sloane (4)
     99.57    Warrant No. _____ dated November 28, 2003 to Bruce Goedde (4)
     99.58    Warrant No. _____ dated November 28, 2003 to Financial West
              Group (4)
       (1) Included as an exhibit to the Form S-3 No. 333-108177 filed on August 22, 2003.
       (2) Included as Exhibit 10(y) to our Form 10-K Annual Report filed with the SEC on April 1, 2002
       (3) Included as Exhibit 10.5 to our Form 8-K Report filed with the SEC on September 6, 2001.
       (4) Included as an exhibit to the original filing of this registration statement filed on December 31, 2003.


ITEM 17. UNDERTAKINGS

(a) The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i)    To include any prospectus required by Section 10(a)(3) of the Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to the included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on January 5, 2004.


                                           UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.


                                           By: /s/ Arvin Scott
                                               Arvin Scott, President and Chief
                                               Executive Officer

                                POWER OF ATTORNEY


         Pursuant to the requirements of the Securities Act of 1933, this Amended Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated:




             Signature                                         Title                                 Date
             ---------                                         -----                                 ----
/s/ ARVIN SCOTT*                         Chief Executive Officer, President and Director        January 5, 2004
Arvin Scott                              (Principal Executive Officer)


/s/ ROBERT W. ZIMMER                     Chief Financial Officer, Vice President,               January 5, 2004
Robert Zimmer                            Secretary, Treasurer (Principal Financial and
                                         Principal Accounting Officer)


/s/ M. CATHERINE JAROS*                  Director                                               January 5, 2004
M. Catherine Jaros

/s/ DENNIS KESSLER*                      Director                                               January 5, 2004
Dennis Kessler

                                         Director
Zemin Xu

/s/ YEHUDA TZUR*                         Director                                               January 5, 2004
Yehuda Tzur

/s/ ALAN ZEFFER*                         Director                                               January 5, 2004
Alan Zeffer

* By:    /s/ Robert W. Zimmer
         ---------------------------
         Robert Zimmer




Signed pursuant to power of attorney by instrument dated December 31, 2003